UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2011
UNITED BANCORP, INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-16540 (Commission File Number)	34-1405357 (IRS Employer Identification No.)

201 South 4th Street, Martins Ferry, Ohio (Address of principal executive offices)	43935-0010 (Zip Code)
Registrant’s telephone number, including area code: (740) 633-0445
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
On April 21, 2011, United Bancorp, Inc. issued a press release announcing the voting results from its annual meeting held on April 20, 2011, which press release also announced the Company’s total assets and total shareholders’ equity as of the three month period ended March 31, 2011, unaudited. The press release is furnished as Exhibit No. 99 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Securities Holders.
The Annual Meeting of Shareholders of United Bancorp, Inc. was held on April 20, 2011. The only matters decided by a vote of the shareholders were:
1.	The election of the following Directors to a new term of office to serve until the next annual meeting of stockholders:

	Votes Cast	Votes	Broker
	For	Withheld	Non-Votes
James W. Everson	2,845,254	34,116	1,390,186
Scott A. Everson	2,851,948	27,422	1,390,186
John M. Hoopingarner	2,845,469	33,901	1,390,186
Samuel J. Jones	2,850,609	28,761	1,390,186
Terry A. McGhee	2,850,899	28,471	1,390,186
Matthew C. Thomas	2,804,700	74,670	1,390,186
Richard L. Riesbeck	2,845,436	33,934	1,390,186
2.	The ratification of the Audit Committee’s appointment of BKD, LLP to serve as the Company’s Independent Registered Public Accounting Firm for the 2011 fiscal year.

Votes Cast For	Votes Cast Against	Votes Abstained	Broker Non-Votes

4,156,196	13,641	49,719	50,000

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
The following exhibits are furnished herewith:

Exhibit
Number	Exhibit Description
99	Press release dated April 21, 2011
Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2011	United Bancorp, Inc.
/s/ Randall M. Greenwood
Randall M. Greenwood
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit
Number	Exhibit Description
99	Press release dated April 21, 2011.